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                                                                   EXHIBIT 11

                               EARNINGS PER SHARE

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
                                                              YEARS ENDED DECEMBER 31
                                                       -------------------------------------
                                                           1995          1994         1993
                                                       ------------   -----------  ----------
Earnings before income taxes, extraordinary items
 and cumulative effect of accounting change..........  $ 82,994,000   $61,991,000  $31,836,000
Income taxes.........................................    31,620,000    24,176,000   12,416,000
                                                       ------------   -----------  -----------
Earnings before extraordinary items and cumulative
 effect of accounting change.........................    51,374,000    37,815,000   19,420,000
Extraordinary items, net of income taxes.............      (717,000)            -     (619,000)
Cumulative effect of accounting change...............             -             -    1,500,000
                                                       ------------   -----------  -----------
Net earnings.........................................    50,657,000    37,815,000   20,301,000
Conversion of partner's interest into common stock...   (46,364,000)            -            -
                                                       ------------   -----------  -----------
Net earnings available to shareholders...............  $  4,293,000   $37,815,000  $20,301,000
                                                       ------------   -----------  -----------
                                                       ------------   -----------  -----------
Weighted average common and common equivalent shares.    51,977,000    48,624,000   47,306,000
                                                       ------------   -----------  -----------
                                                       ------------   -----------  -----------
Earnings per common and common equivalent share:
  Earnings after conversion of partner's interest
   into common stock and before extraordinary items
   and cumulative effect of accounting change........  $        .10   $       .78  $       .41
  Extraordinary  items, net of income taxes..........          (.02)            -         (.01)
  Cumulative effect of accounting change.............             -             -          .03
                                                       ------------   -----------  -----------
  Net earnings available to shareholders.............  $        .08   $       .78  $       .43
                                                       ------------   -----------  -----------
                                                       ------------   -----------  -----------
Weighted average common shares-assuming full
 dilution............................................    52,020,000    48,687,000   47,480,000
                                                       ------------   -----------  -----------
                                                       ------------   -----------  -----------
  Earnings after conversion of partner's interest
   into common stock and before extraordinary
   items and cumulative effect of accounting change..  $        .10   $       .78  $       .41
  Extraordinary items, net of income taxes...........          (.02)            -         (.01)
  Cumulative effect of accounting change.............             -             -          .03
                                                       ------------   -----------  -----------
  Net earnings available to shareholders.............  $        .08   $       .78  $       .43
                                                       ------------   -----------  -----------
                                                       ------------   -----------  -----------
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